Filing # 194724052 E-Filed 03/25/2024 12:44:30 PM

IN THE CIRCUIT COURT OF THE
13TH JUDICIAL CIRCUIT IN AND FOR
HILLSBOROUGH COUNTY, FLORIDA

BUSINESS COURT DIVISION

CASE NO.:

BETTER CHOICE COMPANY, INC.,
a Delaware corporation,

Plaintiff,

v.

ALPHIA INC.,
a Delaware corporation,

Defendant.
_______________________________/

COMPLAINT

Plaintiff, BETTER CHOICE COMPANY, INC. ("**BTTR**"), sues Defendant, ALPHIA INC. ("**Alphia**" or "**Defendant**"), and alleges as follows:

NATURE OF THE CASE AND SUBJECT MATTER JURISDICTION

1. This is an action for damages in excess of $18,000,000.00, exclusive of interest, costs and attorneys' fees, as well as for specific performance, and is within the Circuit Court's subject matter jurisdiction.

THE PARTIES, JURISDICTION AND VENUE

2. Plaintiff, BTTR, is a duly registered corporation organized under the laws of the State of Delaware with its principal place of business in Hillsborough County, Florida.

3. Non-party, Halo, Purely For Pets, Inc. ("**Halo**"), a wholly owned subsidiary of BTTR, is a duly registered corporation organized under the laws of the State of Delaware with its principal place of business in Hillsborough County, Florida.

4. Defendant, Alphia, is a duly registered corporation organized under the laws of the State of Delaware with its principal place of business in Denver, Colorado, operating, conducting or engaging in business in Hillsborough County and upon information and belief, other counties in the State of Florida, and is in all other respects *sui juris*.

5. Jurisdiction is proper in Hillsborough County, Florida, as this Court has general and specific jurisdiction over Alphia pursuant to Fla. Stat. § 48.193, as well as a result of Alphia's failing to perform its obligations under the Agreement, including the consummation of its purchase of Halo, a company based in Hillsborough County, Florida.

6. Venue is appropriate in Hillsborough County, Florida because (i) BTTR's principal place of business is in Hillsborough County, Florida; (ii) the funds due to BTTR resulting from the Halo Transaction (as defined herein) were to be paid in Hillsborough County, (iii) the events and breaches giving rise to this action took place in Hillsborough County, Florida; and (iv) Halo's (the asset contemplated to be purchased by Alphia) principal place of business is in Hillsborough County, Florida.

GENERAL ALLEGATIONS

7. BTTR, a publicly traded company, operates as an animal and health and wellness company that provides a broad portfolio of pet health and wellness products for dogs and cats across multiple forms, including foods, treats, toppers, dental products, chews, and supplements.

8. Alphia is the largest custom manufacturer of pet foods and treats in the United States.

9. In June, 2023, BTTR and Alphia entered into a long-term strategic partnership pursuant to which Alphia invested equity in BTTR and became the manufacturer for BTTR's premier brand, Halo, a high growth super-premium pet food brand found in pet specialty stores.

10. Thereafter, BTTR and Alphia conducted and engaged in commercial transactions wherein Alphia manufactured a majority of BTTR's products.

11. On June 21, 2023, as part of the agreement between BTTR and Alphia (collectively, referred to as the "**Parties**") entered into two separate Warrant Agreements, pursuant to which BTTR agreed to issue and sell, warrants entitling Alphia to the right to receive certain shares of BTTR's common stock.

12. More specifically, the First Tranche Warrant provided for Alphia's right to purchase 6,545,338.45 shares of BTTR's common stock, while the Second Tranche Warrant provided for Alphia's right to purchase 8,222,787 shares of BTTR's common stock. The First Tranche Warrant is attached hereto as **Exhibit "A."** The Second Tranche Warrant is attached hereto as **Exhibit "B."**

13. On June 21, 2023, the Parties also entered into a Side Letter Agreement (the "**Agreement**"), which is attached hereto as **Exhibit "C."**

14. Pursuant to Section 1 of the Agreement, in the event of a "Fundamental Transaction,"[1] BTTR granted Alphia, or its permitted transferees or assigns, a Right of First Refusal (the "**ROFR**") to effect a Fundamental Transaction, on the same terms and conditions as those offered in the "Fundamental Transaction Notice."[2] *Id.* at Sec. 1(d).

15. On October 7, 2023, pursuant to Section 1 of the Agreement, BTTR notified Alphia that BTTR received a proposal from a third party buyer to sell its wholly owned subsidiary, Halo (the "**Fundamental Transaction Notice**"). The Fundamental Transaction Notice is attached hereto as **Exhibit "D."**

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[1] "Fundamental Transaction" is a defined term in Section 1(a) of the Agreement. *Id.*

[2] "Fundamental Transaction Notice" is a defined term in Section 1(d) of the Agreement. *Id.*

16. The Fundamental Transaction Notice contained the material terms and conditions of the prospective purchaser in connection with .the Fundamental Transaction to which the notice related to. *Id.*

17. The proposed purchase of Halo qualifies as a Fundamental Transaction under Section 1(a) of the Agreement.

18. As such, Alphia had the right of first refusal under Section 1 of the Agreement to effectuate such Fundamental Transaction, and which prohibited BTTR from engaging in such Fundamental Transaction with the third-party buyer, unless Alphia failed to exercise its right of first refusal.

19. On October 29, 2023, BTTR received notice from Alphia, through its Chief Executive Officer, Mr. David McLain, notifying BTTR that Alphia was exercising its ROFR. *See,* **Exhibit "E."**

20. Due solely to Alphia's exercise of the ROFR, which evidenced its intent to purchase Halo's assets, and in reliance on Alphia's exercise of the ROFR, BTTR informed the third-party buyer that it could no longer complete the proposed sale of Halo (i.e., the proposed Fundamental Transaction) and terminated discussions with the third-party buyer.

21. Following Alphia's exercise of the ROFR, on or about November 22, 2023, Alphia furnished BTTR with a letter of intent (the "**LOI**") describing Alphia's proposed terms to buy the assets of Halo (the "**Halo Transaction**").

22. On or around November 28, 2023, BTTR counter-signed the LOI.

23. Thereafter, over the course of the next month and a half, the Parties and their respective counsel negotiated and exchanged an asset purchase agreement of the assets of Halo

(the "**APA**") including disclosure schedules with the purpose of consummating the Halo Transaction.

24. In fact, over the same time period Alphia had numerous discussions with BTTR concerning how to structure the Halo Transaction, which personnel should be retained post-acquisition, and other material changes that Alphia wanted BTTR to implement to effectuate the Halo Transaction.

25. On or about January 20, 2024, BTTR sent its final version of the APA to Alphia.

26. Pursuant to Section 1(b) of the Agreement, the closing of the Halo Transaction "shall take place as soon as practicable after [Alphia's] delivery of a ROFR Notice, but in no event later than 90 days thereafter." *Id.* at Sec. 1(b).

27. Accordingly, Alphia was required to close on the Halo Transaction no later than January 27, 2024 (i.e., 90 days from October 29, 2023).

28. However, Alphia failed and refused to close on the Halo Transaction, and the period for Alphia's performance of its obligations has long since expired.

29. On March 12, 2024, BTTR's counsel sent Alphia a demand letter (the "**Demand Letter**") informing Alphia that BTTR stood ready and willing to perform its obligations to consummate the Halo Transaction and demanding that Alphia execute the definitive documents relating to the Halo Transaction. The Demand Letter is attached hereto as **Exhibit "F."**

30. Alphia ignored the Demand Letter.

31. As of the date of the filing of this Complaint, Alphia has not consummated the Halo Transaction.

32. BTTR stands ready, willing and able to close on the Halo Transaction.

Kluger, Kaplan, Silverman, Katzen & Levine, P.L., 201 S. Biscayne Blvd., Suite 2700, Miami, FL 33131, 305.379.9000

33. All conditions precedent to the bringing of this action either have occurred, have been performed, or otherwise have been waived.

34. BTTR has been forced to retain the undersigned attorneys, and is obligated to pay such attorneys their reasonable fees, costs and expenses.

COUNT I – SPECIFIC PERFORMANCE

Plaintiff, BETTER CHOICE COMPANY, INC., sues Defendant, ALPHIA INC., for Specific Performance, adopts and realleges the allegations set forth in Paragraphs 1 through 34 above, as if fully set forth herein, and further alleges as follows:

35. This is an action against Alphia for Specific Performance.

36. Pursuant to Section 1(b) of the Agreement, Alphia was obligated to close the Halo Transaction no later than January 27, 2024. *See,* Ex. C.

37. Alphia refuses to honor its obligations pursuant to the Agreement.

38. BTTR is ready, willing and able to perform its obligations under the Agreement and close on the Halo Transaction.

39. Pursuant to Section 14.3 of the First Tranche Warrant,[3] "without limiting the rights of [BTTR] … to pursue all other legal rights available … for [Alphia's] failure to perform its obligations hereunder, [Alphia and BTTR] each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder … may be inadequate and that each shall be entitled to seek specific performance … for any such failure." *See,* Ex. "A" at Sec. 14.3.

40. BTTR has no adequate remedy at law.

WHEREFORE, Plaintiff, BETTER CHOICE COMPANY, INC., respectfully demands that judgment be entered in its favor and against, Defendant, ALPHIA INC., ordering (i) Alphia

[3] Pursuant to Section 6 of the Agreement, Section 14.3 of the First Tranche is incorporated into the Agreement *mutatis mutandis*. *See,* Ex. "C" at Sec. 6.

to execute the definitive Halo Transaction documents, (ii) ordering Alphia to close on the Halo Transaction forthwith; and (iii) for such other and further relief as this Court deems just and proper.

COUNT II – BREACH OF THE AGREEMENT

Plaintiff, BETTER CHOICE COMPANY, INC., sues Defendant, ALPHIA INC., for Breach of the Agreement, adopts and realleges the allegations set forth in Paragraphs 1 through 34 above, as if fully set forth herein, and further alleges as follows:

41. This is a claim against Alphia for Breach of the Agreement, and is asserted in the alternative to Count I.

42. The Agreement entered into by BTTR and Alphia is a valid, enforceable contract, which is binding on the Parties. *See,* Ex. "C."

43. Alphia breached the material terms of the Agreement by failing to timely close on the Halo Transaction.

44. As a direct and proximate result of Alphia's breach of the Agreement, BTTR has sustained damages.

WHEREFORE, Plaintiff, BETTER CHOICE COMPANY, INC., respectfully demands that judgment be entered in its favor and against Defendant, ALPHIA INC., for all damages sustained by BTTR as a result of Alphia's breach of the Agreement, including all pre and post judgement interest, costs, and or such other and further relief as this Court deems just and proper.

COUNT III – BREACH OF THE IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING

Plaintiff, BETTER CHOICE COMPANY, INC., sues Defendant, ALPHIA INC., for Breach of the Implied Covenant of Good Faith and Fair Dealing, adopts and realleges the allegations set forth in Paragraphs 1 through 34 above, as if fully set forth herein, and further alleges as follows:

45. Florida law recognizes the implied covenant of good faith and fair dealing in every contract.

46. The Agreement entered into by BTTR and Alphia is a valid, enforceable contract, which is binding on the Parties. *Id.*

47. The implied covenant arises because each party to a contract promises to perform their part of the bargain in good faith and expects the other party to do the same.

48. Thus, the implied covenant of good faith and fair dealing is intended to protect the contracting parties' reasonable expectations. The duty of good faith and fair dealing requires that each party act honestly, in observance of reasonable standards of fair dealing, and cooperate in such a manner so as not to prevent the other party from enjoying its benefit of the bargain.

49. Alphia breached the implied covenant of good faith and fair dealing, relating to Section 1(b) of the Agreement, by failing to execute all the definitive documents that the Parties negotiated for the consummation of the Halo Transaction.

50. Accordingly, based on the foregoing conscious and deliberate acts and/or omissions, Alphia failed or refused to discharge its contractual responsibilities in good faith, which unfairly frustrated the Agreement's purpose and disappointed the Parties' expectations.

51. As a direct and proximate result of Alphia's foregoing breaches of its implied covenant of good faith and fair dealing BTTR has sustained and continues to sustain damages.

WHEREFORE, Plaintiff, BETTER CHOICE COMPANY, INC., respectfully demands that judgment be entered in its favor and against Defendant, ALPHIA, INC., for all damages sustained by BTTR, including all pre and post judgement interest, costs, and or such other and further relief as this Court deems just and proper.

COUNT IV – FLA. STAT. § 501.201 *et. seq.*
(FLORIDA DECEPTIVE AND UNFAIR TRADE PRACTICES ACT)

Plaintiff, BETTER CHOICE COMPANY, INC., sues Defendant, ALPHIA INC., for a violation of the Florida Deceptive and Unfair Trade Practices Act, adopts and realleges the allegations set forth in Paragraphs 1 through 34 above, as if fully set forth herein, and further alleges as follows:

52. This is an action against Alphia for violation of Fla. Stat. §§ 501.201, *et. al.* ("**FDUTPA**").

53. BTTR is an aggrieved consumer under FDUTPA, and has standing to bring this claim.

54. During the course of the dealings between the Parties, Alphia engaged in unconscionable acts and practices and unfair and deceptive acts or practices through its action, including by leading BTTR to believe that upon its exercise of the ROFR, and subsequent execution of the LOI, and negotiations of the definitive documents needed to close the Halo Transaction that Alphia would close on the Halo Transaction despite never intending to do so.

55. Alphia's exercise of the ROFR, which evidenced its alleged intent to purchase Halo's assets, induced BTTR to inform the third-party buyer that it would no longer complete the proposed sale of Halo to it and induced BTTR to terminate discussions with the third-party buyer.

56. BTTR detrimentally relied on Alphia's representations and its exercise of the ROFR, by terminating the proposed sale of Halo to the third-party buyer.

57. Alphia knew that its exercise of the ROFR was dishonest and deceptive at the time it was made as it had no intention of actually closing on the proposed Halo Transaction.

58. In the alternative, and at a minimum, Alphia should have known that its exercise of the RFOR would deceive BTTR and lead BTTR to terminate the proposed sale of Halo to the third party purchaser, all to BTTR's detriment.

59. As a direct and proximate result of Alphia's unfair, unconscionable and/or deceptive acts or practices, BTTR has sustained damages.

WHEREFORE, Plaintiff, BETTER CHOICE COMPANY, INC., demands that judgment be entered in its favor and against Defendant, ALPHIA INC., for damages, costs and attorneys' fees pursuant to Fla. Stat. §§ 501.211(2) and 501.2105, pre-judgment and post-judgment interest, and for such other and further relief as this Court deems just and proper.

DATED: March 25, 2024

Respectfully submitted,

KLUGER, KAPLAN, SILVERMAN, KATZEN, & LEVINE, P.L.
Counsel for Plaintiff
201 S. Biscayne Blvd., Suite 2700
Miami, Florida 33131
Tel.: (305) 379-9000
Fax: (305) 379-3428

By: /s/ Marko Cerenko
Marko F. Cerenko, Esq.
Fla. Bar No.: 21501
mcerenko@klugerkaplan.com

Exhibit “A”

First Tranche Warrant

THIS ISSUANCE OF THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

BETTER CHOICE COMPANY INC.

WARRANT

This **WARRANT** (this "**Warrant**") is entered into as of June 21, 2023, by and between Better Choice Company Inc., a Delaware corporation (the "**Company**"), and Alphia Inc., a Delaware corporation (the "**Holder**").

WHEREAS, the Company agreed to issue and sell, and the Holder agreed to purchase, a warrant entitling the Holder to the right to receive certain shares of Common Stock from the Company; and

WHEREAS, the Company desires to provide for the form, terms and provisions of the warrant, including the terms upon which it shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company and the Holder; and

WHEREAS, all acts and things have been done and performed which are necessary to make this Warrant, when executed on behalf of the Company, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant.

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. TERMS AND EXERCISE OF WARRANTS

1.1 Warrant Shares; Exercise Price.

(a) The Company hereby grants to the Holder a right to purchase 6,545,338.45 shares of Common Stock (the "**Warrant Shares**"), at a purchase price per share equal to the Exercise Price.

(b) In the event that the Company consummates a private placement or public offering of capital stock or exercises outstanding warrants of the Company (other than this Warrant) (an "**Additional Offering**") at any time prior to the six-month anniversary of the date of this Warrant, the number of Warrant Shares purchasable pursuant to the exercise of this Warrant shall be increased to such number of Warrant Shares equal to the greater of (i) 19.9% of the number of shares of Common Stock issued and outstanding immediately

following the consummation of such Additional Offering and (ii) an amount equal to (x) the number of Warrant Shares as of the date hereof, plus (y) 19.9% of the number of shares of Common Stock issued in such Additional Offering(s), calculated on a Fully-Diluted Basis.

(c) If at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the "**Purchase Rights**") to any Person other than the Holder, at a price per share less than the then-current Exercise Price, then the then-current Exercise Price shall be proportionately reduced to match the price per share of the Purchase Rights.

(d) If the Company at any time on or after the date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the date hereof combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 1.1(d) shall become effective at the close of business on the date the subdivision or combination becomes effective. If this Warrant is exercised after the record date for a subdivision or combination and prior to its effective date, the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares to account for such subdivision or combination.

1.2 Exercise.

(a) At all times prior to the Expiration Date (as defined below), the Holder may (in its sole discretion) exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (the date on which this Warrant or any portion thereof is exercised, an "**Exercise Date**"). This Warrant, to the extent not exercised on or before the Expiration Date, shall become void, and all rights hereunder shall cease.

(b) This Warrant may be exercised by (i) surrendering this Warrant (or, if lost or destroyed, a customary affidavit and indemnity in lieu thereof) to the Company at its then principal executive offices, together with an Exercise Notice in the form attached hereto as Exhibit A (each, an "**Exercise Notice**"), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and (ii) payment to the Company of the Exercise Price per Warrant Share to be issued (the "**Aggregate Exercise Price**").

(c) The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

1.3 Payment of the Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of Holder (in its sole discretion), as expressed in the Exercise Notice, by the following methods:

(a) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Aggregate Exercise Price;

(b) by instructing the Company to issue Warrant Shares then issuable upon exercise of all or any part of this Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender this Warrant in exchange for the number of Warrant Shares as is computed using the following formula:

$$X = \frac{Y(A-B)}{A}$$

Where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 1.1.

A = the Fair Market Value of one Warrant Share as of the date on which this Warrant is exercised pursuant to Section 1.2.

B = the Exercise Price in effect under the Warrant as of the date on which this Warrant is exercised pursuant to Section 1.2.

or

(c) any combination of the foregoing.

In the event of any withholding of Warrant Shares pursuant to clause (b) or (c) where the number of shares of Common Stock whose value is equal to the Aggregate Exercise Price is not a whole number, the Company shall, at its election, either (x) pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or (y) round up to the next whole share. In the case of a dispute as to the determination of the Aggregate Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 14.6.

1.4 Reservation of Common Stock. At all times prior to the Expiration Date, the Company shall reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the

applicable Exercise Price. The Company shall take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided in this Warrant without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of any Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

1.5 Conditional Exercise. Notwithstanding any other provision of this Warrant, if an exercise of any portion of this Warrant is to be made in connection with a Change of Control, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

1.6 Interim Distributions. If the Company at any time or from time to time after the date hereof declares, or approves the payments of, a dividend, distribution or other payment with respect to the Common Stock (an "**Interim Distribution**"), then the Company shall, substantially contemporaneous with the making of such Interim Distribution, pay to the Holder an amount equal to the product of (i) the Interim Distribution, multiplied by (ii) the Percentage ("**Holder Distribution**"); *provided*, that, notwithstanding the foregoing, the Company will not be required to pay the Holder Distribution with respect to any Interim Distribution payable in the form of equity securities of the Company; *provided*, *further*, that, notwithstanding the foregoing, to the extent that the Holder has purchased shares of Common Stock upon any prior exercise of this Warrant, the Percentage shall be proportionately reduced for purposes of this Section 1.6.

1.7 Warrant Rights. With respect to any rights or warrants (the "**Rights**") that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Warrant (a "**Rights Plan**"), to the extent that such Rights Plan is in effect at an Exercise Date, the Holder will receive, with respect to the Common Stock issued upon such exercise, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of exercise), subject to the limitations set forth in and in accordance with the provisions of any such Rights Plan.

2. TERMINATION; SURRENDER. Other than the rights set forth in Section 1.8(b), which shall survive as specified therein, the rights of the Holder under this Warrant shall terminate upon the first to occur of (i) the Holder's exercise in full of this Warrant or (ii) the fifth anniversary of the effective date of that certain First Lien Term Loan Credit Agreement, entered into as of the date hereof (the "**Term Loan**") (such date on which this Warrant actually terminates, the "**Expiration Date**"). On the Expiration Date, the Holder shall surrender this Warrant to the Company or, if lost or destroyed, a customary affidavit and indemnity in lieu thereof.

3. TRANSFER OF WARRANTS. The Holder may transfer, assign or encumber all or any part of this Warrant, other than to a Competitor, without the prior written consent of the Company; *provided*, *however*, that such transfer shall be in compliance with the Securities Act (as defined below) or any state (or other jurisdiction) securities or "blue sky" laws applicable to the Company or this Warrant or pursuant to an exemption therefrom.

4. REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a) Organization and Qualification. The Company is validly existing and in good standing under the laws of its jurisdiction of formation.

(b) Authority; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Warrant and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all action required on the part of the Company for such execution, delivery and performance has been duly and validly taken. Assuming due execution and delivery by the Holder, this Warrant constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles.

(c) SEC Reports. The Company has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2020 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the "**Company SEC Documents**"). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Warrant, then on the date of such filing), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act (as defined below) and the Sarbanes-Oxley Act of 2002, as the case may be, including, in each case, the applicable rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Valid Issuance. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and have been issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Except as disclosed in the Company's Annual Report on Form 10-K filed with the SEC on March 28, 2023, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements to acquire from the Company any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and to the Company's knowledge, there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

(e) Valid Issuance of the Warrant Shares. The Warrant Shares, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be

free of restrictions on transfer other than restrictions on transfer under the Securities Act and other applicable state and federal securities laws.

(f) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Warrant, the offer, sale or issuance of the Warrant Shares by the Company, other than any notices or filings required to be filed with the SEC to register the Warrant Shares pursuant to the terms hereof or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

(g) Compliance with Other Instruments. The Company is not in violation or default of any provision of the Certificate of Incorporation or its bylaws, nor are any of its subsidiaries in violation or default of any provision of its applicable organizational documents. Neither the Company nor any of its subsidiaries is in violation or default of any provision of any material mortgage, agreement, instrument or contract to which it is a party or by which it is bound. To the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to it other than any such violation that would not be material to the Company and its subsidiaries, taken as a whole. The execution, delivery and performance by the Company of this Warrant and the consummation of the transactions contemplated thereby will not, with or without the passage of time or giving of notice, result in any such material violation or default or result in the creation of any material lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its subsidiaries, their respective business or operations, or any of their respective assets or properties.

(h) Offering. Subject to the accuracy and completeness of the Holder's representations herein, the offer, sale and issuance of this Warrant as contemplated herein is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.2 Representations and Warranties of the Holder. The Holder represents and warrants to the Company, as of the date hereof, as follows:Organization and Qualification. The Holder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(b) Authority; Enforceability. The Holder has all requisite corporate power and authority to execute and deliver this Warrant and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all action required on the part of the Holder for such execution, delivery and performance has been duly and validly taken. Assuming due execution and delivery by the Company, this Warrant constitutes the legal, valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency,

moratorium and other similar laws affecting creditors' rights generally and by general equitable principles.

(c) Purchase for Own Account. This Warrant and the Warrant Shares to be acquired upon exercise of this Warrant by the Holder are being acquired for investment for the Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act.

(d) Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder can bear the economic risk of its investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities.

(e) Accredited Investor Status. The Holder is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

(f) The Securities Act. The Holder understands that this Warrant and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. The Holder understands that this Warrant and the Warrant Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state "blue sky" laws, or unless exemption from such registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

5. NO RIGHTS AS A STOCKHOLDER. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise) or receive notice of meetings. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

6. NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under this

Warrant, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

7. REGISTRATION OF COMMON STOCK. The Company agrees to prepare and file, at its expense, as soon as practicable after the date hereof, but in any event prior to the earlier of (x) a Change of Control and (y) the first anniversary of the date hereof (subject to any restrictions thereon contained in any underwriting or placement agent agreement entered into by the Company), with the U.S. Securities and Exchange Commission (the "**SEC**") a registration statement or a prospectus supplement to an existing registration statement of the Company, for the registration, under the Securities Act of 1933, as amended (the "**Securities Act**"), of the resale of the shares of Common Stock issuable upon exercise of this Warrant. The Company shall use its best efforts to cause the same to become effective, if applicable, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, with respect to the resale of such shares of Common Stock for so long as such shares remain Registrable Securities. In addition, the Company agrees to use its commercially reasonable efforts to register such securities under the blue sky laws of the states of residence of the Holder to the extent an exemption under the Securities Act is not available for the exercise of this Warrant.

8. RESERVED.

9. INFORMATION RIGHTS. Subject to the Company's compliance with applicable law, the Company shall provide the Holder with prompt written notice of all of the following actions (which notice shall include in reasonable detail a description of such action and the reason therefor): (i) at least 30 days prior to any Change of Control, (ii) at least 15 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any options or convertible securities or rights to purchase stock, warrants, securities or other property, in each case to all holders of shares of Common Stock, (C) with respect to entitling or enabling stockholders of the Company to vote at a meeting (or by written consent) or (D) with respect to entitling or enabling stockholders of the Company to receive any right to subscribe for or purchase any shares of capital stock or any class or any other securities, or to receive any other security, (iii) at least 15 days prior to the voluntary dissolution, liquidation or winding up of the Company (or immediately upon the involuntary dissolution, liquidation or winding up of the Company) and (iv) at least 20 days prior to any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment; *provided*, in each case, that if the Company is then subject to the Securities and Exchange Act of 1934, as amended (the "**Exchange Act**"), such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

10. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the respective meanings set forth below.

"**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

"**Certificate of Incorporation**" means the Company's Certificate of Incorporation, dated as of January 1, 2019, as amended, modified or supplemented from time to time in compliance with the terms thereof.

"**Change of Control**" means any transaction or series of transactions pursuant to which (i) the Company, directly or indirectly, effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination); *provided*, that a "Change of Control" shall not be deemed to have occurred with respect to (a) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (b) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (c) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company's market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company.

"**Common Stock**" means shares of common stock of the Company, par value $0.001 per share.

"**Competitor**" means any Person that directly competes with the Company for all or any portion of its clientele or business; *provided*, that, for the purposes of this Warrant, the Holder's affiliates shall not be deemed a Competitor.

"**Excluded Transaction**" means any the issuance of any capital stock of the Company or any of its subsidiaries (i) pursuant to an equity incentive plan providing for issuance to employees, directors, consultants, sales representatives and/or advisors of the Company and its subsidiaries or otherwise issued in connection with any employment or other service arrangements of the

Company and its subsidiaries; (ii) in connection with the conversion or exchange of convertible securities issued and outstanding as of the date of this Warrant; (iii) in connection with the conversion or exchange of capital stock that are issued after the date hereof and that are convertible and exchangeable pursuant to their terms; or (iv) to any wholly-owned subsidiary of the Company.

"**Exercise Price**" means $0.26, subject to adjustment as provided herein.

"**Fair Market Value**" means, as of any particular date: (i) the volume weighted average price per share for such day on the NYSE American; (ii) if there have been no sales of the Common Stock on the NYSE American on any such day, the average of the highest bid and lowest asked prices for the Common Stock on the NYSE American at the end of such day; (iii) if on any such day the Common Stock is not listed on the NYSE American, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over 20 consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; *provided*, that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined jointly by the Board of Directors of the Company and the Holder.

"**Fully Diluted Basis**" means, with respect to an Additional Offering, the total number of shares of Common Stock of the Company issued in such Additional Offering assuming the exercise, conversion or exchange of all other options or convertible securities or rights to purchase stock, warrants, securities or other property to the extent such options or convertible securities or rights to purchase stock, warrants, securities or other property are vested issued in such Additional Offering.

"**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

"**Registrable Securities**" means the Warrant Shares issued or issuable pursuant to this Warrant and any securities issued with respect to, or in exchange for or in replacement thereof upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; *provided*, *however*, that such securities shall no longer be deemed Registrable Securities upon such securities being eligible for resale pursuant to Rule 144 under the Securities Act of 1933, as amended, without volume or manner-of-sale restrictions pursuant to such Rule and without the requirement for the Company to be in compliance with the current public information requirement under such Rule, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the Holder.

11. TAXES. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of this Warrant

(or the Warrant Shares upon the exercise of this Warrant), all of which taxes and other governmental charges shall be paid by the Company.

12. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by an internationally recognized courier service, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 12):

If to the Company, at:

Better Choice Company Inc.
12400 Race Track Road
Tampa, Florida 33626
Attention: Kent Cunningham
Email: kcunningham@bttrco.com

with a copy (which shall not constitute notice) to:

Meister Seelig & Fein PLLC
125 Park Avenue, 7th Floor
New York, New York 10017
Attention: Louis Lombardo
Email: LL@msf-law.com

If to Holder, at:

Alphia Inc.
322 Main Street
Bern, Kansas 66408
Attention: David McLain
Email: dmclain@alphia.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Saee Muzumdar; Christopher Lang
Email: smuzumdar@gibsondunn.com; clang@gibsondunn.com

13. WAIVERS; AMENDMENTS. Any provision of this Warrant may be amended or waived only with the written consent of the Company and the Holder (and no amendment or waiver of this Warrant shall require the consent of any stockholder of the Company). Any amendment or waiver effected in compliance with this Section 13 shall be binding upon the Company and the Holder. In the event that there shall be multiple Holders, the Company shall give prompt notice to each Holder

of any amendment or waiver effected in compliance with this Section 13. No failure or delay of the Company or the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

14. MISCELLANEOUS.

14.1 Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns. However, this Warrant and the rights hereunder are not assignable other than pursuant to the terms and conditions herein.

14.2 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there shall be added automatically as a part of this Warrant a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be legal, valid and enforceable, unless the requisite parties separately agree to a replacement provision that is valid, legal and enforceable.

14.3 Equitable Remedies. Without limiting the rights of the Company and the Holder to pursue all other legal rights available to such party (including equitable remedies) for the other parties' failure to perform its obligations hereunder, the Company and the Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder (or any failure to observe the terms of this Warrant by any stockholder of the Company) may be inadequate and that each shall be entitled to seek specific performance, injunctive relief or other equitable remedies in the event of any such failure.

14.4 Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

14.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.6 Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days, submit via electronic mail the disputed determination of the Exercise Price or the arithmetic calculation of the Warrant Shares to an independent, reputable investment bank and/or accounting firm selected by the Company and approved by the Holder. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14.7 Restricted Securities. The Holder understands that unless a registration statement covering the issuance of the Warrant Shares is available at the time of the issuance of Warrant Shares, the Warrant Shares will not be registered under the Securities Act and will be "restricted securities" under applicable U.S. federal and state securities laws. As a result, the Warrant Shares will bear a restricted securities legend in customary form, unless the Company determines in good faith that such legend is not necessary, and the Holder must hold the Warrant Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

14.8 Construction. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Warrant. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Warrant clearly requires otherwise, words importing the masculine gender include the feminine and neutral genders and vice versa. The terms "include," "includes" or "including" mean "including without limitation." The words "hereof," "hereto," "hereby," "herein," "hereunder" and words of similar import, when used in this Warrant, refer to this Warrant as a whole and not to any particular section or article in which such words appear. Except to the extent expressly provided herein, the Holder's exercise of any rights under this Warrant, including with respect to the granting or withholding of any consent required hereunder, may be done at the sole discretion of the Holder.

14.9 Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

14.10 Saturdays, Sundays, Holidays, etc.. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday

or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the date hereof.

COMPANY:

BETTER CHOICE COMPANY INC.

DS

By: kC ______________________________
Name: Kent Cunningham
Title: Chief Executive Officer

PURCHASER:

ALPHIA INC.

By: ______________________________
Name: David McLain
Title: Chief Executive Officer

Exhibit A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

BETTER CHOICE COMPANY INC.

The undersigned holder hereby exercises the right to purchase shares of Common Stock ("**Warrant Shares**") of Better Choice Company Inc., a company incorporated under the laws of Delaware (the "**Company**"), evidenced by the attached Warrant to purchase Common Stock (the "**Warrant**"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

☐ The Holder hereby irrevocably elects to exercise the right, represented by the Warrant, to receive _____ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Company, in the amount of _____ U.S. dollars per share of Common Stock in accordance with the terms of the Warrant, by certified or official bank check made payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company; OR

☐ The Holder hereby irrevocably elects to exercise the right, represented by the Warrant, to receive _____ Warrant Shares and hereby elects to use the "cashless exercise" option to purchase the Warrant Shares.

The Company shall deliver to the holder the Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

____

Name of Holder

By: ________________________

Name:

Title:

Exhibit “B”

Second Tranche Warrant

THIS ISSUANCE OF THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

BETTER CHOICE COMPANY INC.

WARRANT

This **WARRANT** (this "**Warrant**") is entered into as of June 21, 2023, by and between Better Choice Company Inc., a Delaware corporation (the "**Company**"), and Alphia Inc., a Delaware corporation (the "**Holder**").

WHEREAS, the Company agreed to issue and sell, and the Holder agreed to purchase, a warrant entitling the Holder to the right to receive certain shares of Common Stock from the Company; and

WHEREAS, the Company desires to provide for the form, terms and provisions of the warrant, including the terms upon which it shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company and the Holder; and

WHEREAS, all acts and things have been done and performed which are necessary to make this Warrant, when executed on behalf of the Company, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant.

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. TERMS AND EXERCISE OF WARRANTS

1.1 Warrant Shares; Exercise Price.

(a) The Company hereby grants to the Holder a right to purchase 8,222,787 shares of Common Stock (the "**Warrant Shares**"), at a purchase price per share equal to the Exercise Price.

(b) In the event that the Company consummates a private placement or public offering of capital stock or exercises outstanding warrants of the Company (other than this Warrant) (an "**Additional Offering**") at any time prior to the six-month anniversary of the date of this Warrant, the number of Warrant Shares purchasable pursuant to the exercise of this Warrant shall be increased to such number of Warrant Shares equal to the greater of (i) 25.0% of the number of shares of Common Stock issued and outstanding immediately following the consummation of such Additional Offering and (ii) an amount equal to (x) the number of Warrant Shares as of the date hereof, plus (y) 25.0% of the number of shares

of Common Stock issued in such Additional Offering(s), calculated on a Fully-Diluted Basis.

(c) If at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the "**Purchase Rights**") to any Person other than the Holder, at a price per share less than the then-current Exercise Price, then the then-current Exercise Price shall be proportionately reduced to match the price per share of the Purchase Rights.

(d) If the Company at any time on or after the date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the date hereof combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 1.1(d) shall become effective at the close of business on the date the subdivision or combination becomes effective. If this Warrant is exercised after the record date for a subdivision or combination and prior to its effective date, the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares to account for such subdivision or combination.

1.2 Exercise.

(a) At all times prior to the Expiration Date (as defined below) and following the approval of this Warrant and the Holder's exercise hereof by the holders of at least a majority of the outstanding shares of Common Stock (the "**Stockholder Approval**"), the Holder may (in its sole discretion) exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (the date on which this Warrant or any portion thereof is exercised, an "**Exercise Date**"). This Warrant, to the extent not exercised on or before the Expiration Date, shall become void, and all rights hereunder shall cease.

(b) This Warrant may be exercised by (i) surrendering this Warrant (or, if lost or destroyed, a customary affidavit and indemnity in lieu thereof) to the Company at its then principal executive offices, together with an Exercise Notice in the form attached hereto as Exhibit A (each, an "**Exercise Notice**"), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and (ii) payment to the Company of the Exercise Price per Warrant Share to be issued (the "**Aggregate Exercise Price**").

(c) The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

1.3 Payment of the Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of Holder (in its sole discretion), as expressed in the Exercise Notice, by the following methods:

(a) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Aggregate Exercise Price;

(b) by instructing the Company to issue Warrant Shares then issuable upon exercise of all or any part of this Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender this Warrant in exchange for the number of Warrant Shares as is computed using the following formula:

$$X = \frac{Y(A-B)}{A}$$

Where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 1.1.

A = the Fair Market Value of one Warrant Share as of the date on which this Warrant is exercised pursuant to Section 1.2.

B = the Exercise Price in effect under the Warrant as of the date on which this Warrant is exercised pursuant to Section 1.2.

or

(c) any combination of the foregoing.

In the event of any withholding of Warrant Shares pursuant to clause (b) or (c) where the number of shares of Common Stock whose value is equal to the Aggregate Exercise Price is not a whole number, the Company shall, at its election, either (x) pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or (y) round up to the next whole share. In the case of a dispute as to the determination of the Aggregate Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.6.

1.4 Reservation of Common Stock. At all times prior to the Expiration Date, the Company shall reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the

applicable Exercise Price. The Company shall take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided in this Warrant without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of any Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

1.5 **Conditional Exercise**. Notwithstanding any other provision of this Warrant, if an exercise of any portion of this Warrant is to be made in connection with a Change of Control, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

1.6 **Interim Distributions**. If the Company at any time or from time to time after the date hereof declares, or approves the payments of, a dividend, distribution or other payment with respect to the Common Stock (an "**Interim Distribution**"), then the Company shall, substantially contemporaneous with the making of such Interim Distribution, pay to the Holder an amount equal to the product of (i) the Interim Distribution, multiplied by (ii) the Percentage ("**Holder Distribution**"); *provided*, that, notwithstanding the foregoing, the Company will not be required to pay the Holder Distribution with respect to any Interim Distribution payable in the form of equity securities of the Company; *provided*, *further*, that, notwithstanding the foregoing, to the extent that the Holder has purchased shares of Common Stock upon any prior exercise of this Warrant, the Percentage shall be proportionately reduced for purposes of this Section 1.6.

1.7 **Warrant Rights**. With respect to any rights or warrants (the "**Rights**") that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Warrant (a "**Rights Plan**"), to the extent that such Rights Plan is in effect at an Exercise Date, the Holder will receive, with respect to the Common Stock issued upon such exercise, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of exercise), subject to the limitations set forth in and in accordance with the provisions of any such Rights Plan.

2. **TERMINATION; SURRENDER**. Other than the rights set forth in Section 1.8(b), which shall survive as specified therein, the rights of the Holder under this Warrant shall terminate upon the first to occur of (i) the Holder's exercise in full of this Warrant or (ii) the fifth anniversary of the effective date of that certain First Lien Term Loan Credit Agreement, entered into as of the date hereof (the "**Term Loan**") (such date on which this Warrant actually terminates, the "**Expiration Date**"). On the Expiration Date, the Holder shall surrender this Warrant to the Company or, if lost or destroyed, a customary affidavit and indemnity in lieu thereof.

3. **TRANSFER OF WARRANTS**. The Holder may transfer, assign or encumber all or any part of this Warrant, other than to a Competitor, without the prior written consent of the Company; *provided*, *however*, that such transfer shall be in compliance with the Securities Act (as defined below) or any state (or other jurisdiction) securities or "blue sky" laws applicable to the Company or this Warrant or pursuant to an exemption therefrom.

4. REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a) Organization and Qualification. The Company is validly existing and in good standing under the laws of its jurisdiction of formation.

(b) Authority; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Warrant and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all action required on the part of the Company for such execution, delivery and performance has been duly and validly taken. Assuming due execution and delivery by the Holder, this Warrant constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles.

(c) SEC Reports. The Company has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2020 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the "**Company SEC Documents**"). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Warrant, then on the date of such filing), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act (as defined below) and the Sarbanes-Oxley Act of 2002, as the case may be, including, in each case, the applicable rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Valid Issuance. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and have been issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Except as disclosed in the Company's Annual Report on Form 10-K filed with the SEC on March 28, 2023, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements to acquire from the Company any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and to the Company's knowledge, there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

(e) Valid Issuance of the Warrant Shares. The Warrant Shares, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be

free of restrictions on transfer other than restrictions on transfer under the Securities Act and other applicable state and federal securities laws.

(f) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Warrant, the offer, sale or issuance of the Warrant Shares by the Company, other than any notices or filings required to be filed with the SEC to register the Warrant Shares pursuant to the terms hereof or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

(g) Compliance with Other Instruments. The Company is not in violation or default of any provision of the Certificate of Incorporation or its bylaws, nor are any of its subsidiaries in violation or default of any provision of its applicable organizational documents. Neither the Company nor any of its subsidiaries is in violation or default of any provision of any material mortgage, agreement, instrument or contract to which it is a party or by which it is bound. To the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to it other than any such violation that would not be material to the Company and its subsidiaries, taken as a whole. The execution, delivery and performance by the Company of this Warrant and the consummation of the transactions contemplated thereby will not, with or without the passage of time or giving of notice, result in any such material violation or default or result in the creation of any material lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its subsidiaries, their respective business or operations, or any of their respective assets or properties.

(h) Offering. Subject to the accuracy and completeness of the Holder's representations herein, the offer, sale and issuance of this Warrant as contemplated herein is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.2 Representations and Warranties of the Holder. The Holder represents and warrants to the Company, as of the date hereof, as follows:Organization and Qualification. The Holder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(b) Authority; Enforceability. The Holder has all requisite corporate power and authority to execute and deliver this Warrant and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all action required on the part of the Holder for such execution, delivery and performance has been duly and validly taken. Assuming due execution and delivery by the Company, this Warrant constitutes the legal, valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency,

moratorium and other similar laws affecting creditors' rights generally and by general equitable principles.

(c) Purchase for Own Account. This Warrant and the Warrant Shares to be acquired upon exercise of this Warrant by the Holder are being acquired for investment for the Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act.

(d) Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder can bear the economic risk of its investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities.

(e) Accredited Investor Status. The Holder is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

(f) The Securities Act. The Holder understands that this Warrant and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. The Holder understands that this Warrant and the Warrant Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state "blue sky" laws, or unless exemption from such registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

5. NO RIGHTS AS A STOCKHOLDER. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise) or receive notice of meetings. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

6. NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under this

Warrant, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

7. **REGISTRATION OF COMMON STOCK**. The Company agrees to prepare and file, at its expense, as soon as practicable after the date hereof, but in any event prior to the earlier of (x) a Change of Control and (y) the first anniversary of the date hereof (subject to any restrictions thereon contained in any underwriting or placement agent agreement entered into by the Company) with the U.S. Securities and Exchange Commission (the "**SEC**") a registration statement or a prospectus supplement to an existing registration statement of the Company, for the registration, under the Securities Act of 1933, as amended (the "**Securities Act**"), of the resale of the shares of Common Stock issuable upon exercise of this Warrant. The Company shall use its best efforts to cause the same to become effective, if applicable, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, with respect to the resale of such shares of Common Stock for so long as such shares remain Registrable Securities. In addition, the Company agrees to use its commercially reasonable efforts to register such securities under the blue sky laws of the states of residence of the Holder to the extent an exemption under the Securities Act is not available for the exercise of this Warrant.

8. **STOCKHOLDERS MEETING.** As promptly as practicable after the date hereof, the Company shall duly call, give notice of, convene and hold a special meeting of its stockholders (the "**Stockholders Meeting**") for the purpose of obtaining the Stockholder Approval. The Company may postpone or adjourn the Stockholders Meeting solely (a) with the consent of the Holder; or (b) (i) due to the absence of a quorum or (ii) if the Company has not received proxies representing a sufficient number of shares of Common Stock for the Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; *provided*, that the Company shall not be required to adjourn the Stockholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding 10 Business Days. The Board of Directors of the Company, shall recommend to its stockholders that they approve this Warrant and the Holder's exercise hereof (the "**Company Recommendation**") and shall use its reasonable best efforts to obtain the Stockholder Approval at the Stockholders Meeting. In the event the Stockholder Approval is not obtained at the Stockholders Meeting, the Company shall resubmit the proposal to approve this Warrant and the Holder's exercise hereof to its stockholders at subsequent meetings of its stockholders held prior to the Expiration Date along with the Company Recommendation until the Stockholder Approval is obtained.

9. **RESERVED.**

10. **INFORMATION RIGHTS.** Subject to the Company's compliance with applicable law, the Company shall provide the Holder with prompt written notice of all of the following actions (which notice shall include in reasonable detail a description of such action and the reason therefor): (i) at least 30 days prior to any Change of Control, (ii) at least 15 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any options or convertible securities or rights to purchase stock, warrants, securities or other

property, in each case to all holders of shares of Common Stock, (C) with respect to entitling or enabling stockholders of the Company to vote at a meeting (or by written consent) or (D) with respect to entitling or enabling stockholders of the Company to receive any right to subscribe for or purchase any shares of capital stock or any class or any other securities, or to receive any other security, (iii) at least 15 days prior to the voluntary dissolution, liquidation or winding up of the Company (or immediately upon the involuntary dissolution, liquidation or winding up of the Company) and (iv) at least 20 days prior to any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment; *provided*, in each case, that if the Company is then subject to the Securities and Exchange Act of 1934, as amended (the "**Exchange Act**"), such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

11. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the respective meanings set forth below.

"**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

"**Certificate of Incorporation**" means the Company's Certificate of Incorporation, dated as of January 1, 2019, as amended, modified or supplemented from time to time in compliance with the terms thereof.

"**Change of Control**" means any transaction or series of transactions pursuant to which (i) the Company, directly or indirectly, effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination); *provided*, that a "Change of Control" shall not be deemed to have occurred with respect to (a) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization,

recapitalization or reclassification, (b) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (c) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company's market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company.

"**Common Stock**" means shares of common stock of the Company, par value $0.001 per share.

"**Competitor**" means any Person that directly competes with the Company for all or any portion of its clientele or business; *provided*, that, for the purposes of this Warrant, the Holder's affiliates shall not be deemed a Competitor.

"**Excluded Transaction**" means any the issuance of any capital stock of the Company or any of its subsidiaries (i) pursuant to an equity incentive plan providing for issuance to employees, directors, consultants, sales representatives and/or advisors of the Company and its subsidiaries or otherwise issued in connection with any employment or other service arrangements of the Company and its subsidiaries; (ii) in connection with the conversion or exchange of convertible securities issued and outstanding as of the date of this Warrant; (iii) in connection with the conversion or exchange of capital stock that are issued after the date hereof and that are convertible and exchangeable pursuant to their terms; or (iv) to any wholly-owned subsidiary of the Company.

"**Exercise Price**" means $0.26, subject to adjustment as provided herein.

"**Fair Market Value**" means, as of any particular date: (i) the volume weighted average price per share for such day on the NYSE American; (ii) if there have been no sales of the Common Stock on the NYSE American on any such day, the average of the highest bid and lowest asked prices for the Common Stock on the NYSE American at the end of such day; (iii) if on any such day the Common Stock is not listed on the NYSE American, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over 20 consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; *provided*, that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined jointly by the Board of Directors of the Company and the Holder.

"**Fully Diluted Basis**" means, with respect to an Additional Offering, the total number of shares of Common Stock of the Company issued in such Additional Offering assuming the exercise, conversion or exchange of all other options or convertible securities or rights to purchase stock, warrants, securities or other property to the extent such options or convertible securities or

rights to purchase stock, warrants, securities or other property are vested issued in such Additional Offering.

"**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

"**Registrable Securities**" means the Warrant Shares issued or issuable pursuant to this Warrant and any securities issued with respect to, or in exchange for or in replacement thereof upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; *provided*, *however*, that such securities shall no longer be deemed Registrable Securities upon such securities being eligible for resale pursuant to Rule 144 under the Securities Act of 1933, as amended, without volume or manner-of-sale restrictions pursuant to such Rule and without the requirement for the Company to be in compliance with the current public information requirement under such Rule, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the Holder.

12. TAXES. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of this Warrant (or the Warrant Shares upon the exercise of this Warrant), all of which taxes and other governmental charges shall be paid by the Company.

13. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by an internationally recognized courier service, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 13):

If to the Company, at:

Better Choice Company Inc.
12400 Race Track Road
Tampa, Florida 33626
Attention: Kent Cunningham
Email: kcunningham@bttrco.com

with a copy (which shall not constitute notice) to:

Meister Seelig & Fein PLLC
125 Park Avenue, 7th Floor
New York, New York 10017
Attention: Louis Lombardo
Email: LL@msf-law.com

If to Holder, at:

Alphia Inc.

322 Main Street
Bern, Kansas 66408
Attention: David McLain
Email: dmclain@alphia.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Saee Muzumdar; Christopher Lang
Email: smuzumdar@gibsondunn.com; clang@gibsondunn.com

14. WAIVERS; AMENDMENTS. Any provision of this Warrant may be amended or waived only with the written consent of the Company and the Holder (and no amendment or waiver of this Warrant shall require the consent of any stockholder of the Company). Any amendment or waiver effected in compliance with this Section 14 shall be binding upon the Company and the Holder. In the event that there shall be multiple Holders, the Company shall give prompt notice to each Holder of any amendment or waiver effected in compliance with this Section 14. No failure or delay of the Company or the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

15. MISCELLANEOUS.

15.1 Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns. However, this Warrant and the rights hereunder are not assignable other than pursuant to the terms and conditions herein.

15.2 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there shall be added automatically as a part of this Warrant a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be legal, valid and enforceable, unless the requisite parties separately agree to a replacement provision that is valid, legal and enforceable.

15.3 Equitable Remedies. Without limiting the rights of the Company and the Holder to pursue all other legal rights available to such party (including equitable remedies) for the other parties' failure to perform its obligations hereunder, the Company and the Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder (or any failure to observe the terms of this Warrant by any stockholder of the Company) may be

inadequate and that each shall be entitled to seek specific performance, injunctive relief or other equitable remedies in the event of any such failure.

15.4 Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

15.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.6 Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via electronic mail the disputed determination of the Exercise Price or the arithmetic calculation of the Warrant Shares to an independent, reputable investment bank and/or accounting firm selected by the Company and approved by the Holder. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

15.7 Restricted Securities. The Holder understands that unless a registration statement covering the issuance of the Warrant Shares is available at the time of the issuance of Warrant Shares, the Warrant Shares will not be registered under the Securities Act and will be "restricted securities" under applicable U.S. federal and state securities laws. As a result, the Warrant Shares will bear a restricted securities legend in customary form, unless the Company determines in good faith that such legend is not necessary, and the Holder must hold the Warrant Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

15.8 Construction. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this

Warrant. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Warrant clearly requires otherwise, words importing the masculine gender include the feminine and neutral genders and vice versa. The terms "include," "includes" or "including" mean "including without limitation." The words "hereof," "hereto," "hereby," "herein," "hereunder" and words of similar import, when used in this Warrant, refer to this Warrant as a whole and not to any particular section or article in which such words appear. Except to the extent expressly provided herein, the Holder's exercise of any rights under this Warrant, including with respect to the granting or withholding of any consent required hereunder, may be done at the sole discretion of the Holder.

15.9 **Counterparts**. This Warrant may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together, shall be deemed to be one and the same instrument.

15.10 **Saturdays, Sundays, Holidays, etc.**. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the date hereof.

COMPANY:

BETTER CHOICE COMPANY INC.

DocuSigned by:

By: Kent Cunningham

48C6B952E3184BA...

Name: Kent Cunningham

Title: Chief Executive Officer

PURCHASER:

ALPHIA INC.

By: ______________________
Name: David McLain
Title: Chief Executive Officer

Exhibit A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

BETTER CHOICE COMPANY INC.

The undersigned holder hereby exercises the right to purchase shares of Common Stock ("**Warrant Shares**") of Better Choice Company Inc., a company incorporated under the laws of Delaware (the "**Company**"), evidenced by the attached Warrant to purchase Common Stock (the "**Warrant**"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

☐ The Holder hereby irrevocably elects to exercise the right, represented by the Warrant, to receive _____ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Company, in the amount of _____ U.S. dollars per share of Common Stock in accordance with the terms of the Warrant, by certified or official bank check made payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company; OR

☐ The Holder hereby irrevocably elects to exercise the right, represented by the Warrant, to receive _____ Warrant Shares and hereby elects to use the "cashless exercise" option to purchase the Warrant Shares.

The Company shall deliver to the holder the Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

____
Name of Holder

By: ________________________
Name:
Title:

Exhibit “C”

Side Letter Agreement

Better Choice Company Inc.

June 21, 2023

Alphia Inc.
322 Main Street
Bern, Kansas 66408
Attention: David McLain
Email: dmclain@alphia.com

Re: Additional Rights Under Warrants

To Whom It May Concern:

Reference is made to (i) that certain Warrant, dated as of the date hereof, by and between Better Choice Company Inc. (the "**Company**") and Alphia Inc. (the "**Holder**"), providing for, among other things, the Holder's right to purchase 6,545,338.45 shares of common stock, par value $0.001 per share (the "**Common Stock**"), of the Company (the "**First Tranche Warrant**") and (ii) that certain Warrant, dated as of the date hereof, by and between the Company and the Holder, providing for, among other things, the Holder's right to purchase 8,222,787 shares of Common Stock (the "**Second Tranche Warrant**" and, together with the First Tranche Warrant, the "**Warrants**"). Capitalized terms used but not defined herein shall have their respective meanings in the Warrants.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby acknowledge and agree as follows:

1. Right of First Refusal.

(a) For so long as the Term Loan remains outstanding and for a period of 12 months thereafter, in the event of any (i) direct or indirect transfer, sale, lease, license or encumbrance of all or any portion of the capital stock or assets of the Company or any of its subsidiaries (other than (x) inventory to be sold in the ordinary course of business consistent with past practice and (y) sales of immaterial or obsolete assets), (ii) any merger, consolidation or other business combination relating to the Company or any of its subsidiaries to the extent such transaction constitutes a Change of Control, (iii) any recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company or any of its subsidiaries to the extent such transaction constitutes a Change of Control or (iv) any equity issuance or debt incurrence involving the Company or any of its subsidiaries (other than in connection with the Relating Private Placement or any Excluded Transaction) (each, a "**Fundamental Transaction**"), the Company hereby grants the Holder, or its permitted transferees or assigns, a Right of First Refusal to effect such Fundamental Transaction, at the same price and on the same terms and conditions as those offered in the Fundamental Transaction Notice.

(b) The Company must deliver a Fundamental Transaction Notice to the Holder not later than 30 days prior to the consummation of such Fundamental Transaction. Such

Fundamental Transaction Notice shall contain the material terms and conditions (including price and form of consideration) of the proposed Fundamental Transaction, the identity of the prospective purchaser or purchasers and the intended date of the proposed Fundamental Transaction. To exercise its Right of First Refusal under this Section 1, the Holder must deliver a notice to the Company notifying the Company of its intention to exercise its Right of First Refusal within 15 days after the Holder's receipt of the Fundamental Transaction Notice notifying the Company of its intention to exercise its Right of First Refusal (a "**ROFR Notice**"). The closing of such Fundamental Transaction shall take place as soon as practical after the Holder's delivery of a ROFR Notice, but in no event later than 90 days thereafter.

(c) If the Holder does not timely deliver a ROFR Notice in accordance with Section 1(b), then the Company may proceed with the Fundamental Transaction, but only in accordance with the terms (including the purchase price) set forth in the Fundamental Transaction Notice, within 90 days after delivery of the Fundamental Transaction Notice (the "**Fundamental Transaction Closing Period**"); *provided*, that if the Company does not enter into a definitive acquisition agreement within the Fundamental Transaction Closing Period or such Fundamental Transaction is not consummated pursuant to a definitive acquisition agreement entered into during the Fundamental Transaction Closing Period, the Company shall be required to again comply with this Section 1 prior to entering into a definitive acquisition agreement with respect to such Fundamental Transaction.

(d) As used in this Section 1, the following terms have the respective meanings set forth below.

(i) "**Fundamental Transaction Notice**" means a written notice from the Company to the Holder setting forth the terms and conditions of a proposed Fundamental Transaction.

(ii) "**Right of First Refusal**" means the right, but not an obligation, of, in the case of a Fundamental Transaction to effect a Fundamental Transaction, on the terms and conditions specified in the Fundamental Transaction Notice.

2. Additional Offering. As promptly as practicable following the effective date of the Term Loan, the Company shall use its reasonable best efforts to raise at least $3,000,000 of gross proceeds through a private placement or public offering of Common Stock or the exercise of outstanding warrants.

3. Board Observer. From and after the date hereof until the later of (x) the date on which the Holder and its permitted transferees and assigns no longer hold the Warrants or any Warrant Shares and (y) the date on which the Term Loan is terminated in accordance with its terms, the Holder, or its permitted transferees or assigns, shall have the right to designate one observer (an "**Observer**") to attend all meetings of the Company's Board of Directors in a non-voting observer capacity and such Observer shall be entitled to attend, but not to otherwise participate in, discussions at all such meetings and to receive all appropriate notices, reports, presentations, resolutions, minutes, consents and other relevant materials with respect to such meetings at substantially the same time as they are provided to the members of the Company's Board of Directors; *provided, however*, that any such Observer

shall be excluded from attending any such meeting or receiving any such materials to the extent necessary to preserve attorney-client or any similar legal privilege, to comply with applicable law or in the case of any conflict of interest (as determined by the Company's Board of Directors, acting in good faith) involving such Observer or the Person or group designating such Observer.

4. Certain Actions. From and after an Exercise Date until date that is the later of (x) the Expiration Date or (y) the date on which the Holder is no longer the beneficial owner of shares of Common Stock, the Company shall not take any action, including any purchase, redemption or acquisition of shares of capital stock or other equity interests of the Company, or make any omission, in each case, that would result in the shares of Common Stock acquired by the Holder pursuant to an exercise of the Warrants constituting 50% or more of the issued and outstanding shares of Common Stock of the Company without the prior written consent of the Holder.

5. Entire Agreement. This Agreement and the Warrants set forth the entire agreement between the parties hereto relating to the subject matter hereof, supersede all prior communications and understandings of any nature, and may not be supplemented or altered orally.

6. Miscellaneous. The provisions of Sections 14.1 through 14.6 and 14.8 through 14.10 of the First Tranche Warrant are hereby incorporated *mutatis mutandis*.

[*The remainder of this page is intentionally left blank.*]

If the above correctly reflects our understanding with respect to the foregoing matters, please so confirm by signing the enclosed copy of this Agreement.

Sincerely,

Better Choice Company Inc.

DocuSigned by:
Kent Cunningham
48C8B952E3184BA...

By:______________________
Name: Kent Cunningham
Title: Chief Executive Officer

Acknowledged and agreed as of the date first written above:

ALPHIA INC.

By: ______________________________
Name: David McLain
Title: Chief Executive Officer

Exhibit “D”

Fundamental Transaction Notice

From: Mike Young <myoung@cottcap.com>
Date: October 7, 2023 at 5:56:57 PM EDT
To: David McLain <DMcLain@alphia.com>

David,

Reference is made to that certain Side Letter Agreement (the "Side Letter") dated June 21, 2023 by and between Better Choice Company Inc. ("BTTR") and Alphia Inc. ("Alphia"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Side Letter.

Pursuant to Section 1 of the Side Letter, BTTR is hereby providing Alphia with written notice of a Fundamental Transaction. The material terms and conditions of, and prospective purchaser in connection with, the Fundamental Transaction to which this notice relates are contained in the attached Term Sheet.

If Alphia intends to exercise its Right of First Refusal in connection with this Fundamental Transaction, Alphia must provide BTTR with a ROFR Notice within 15 days of the date hereof.

Please call me if you have any questions.

Best regards,

Sent from my iPhone

Trxade Inc. and Better Choice Company, Inc.
Non-Binding Term Sheet for Proposed Merger Agreement

October 7, 2023

This Non-Binding Term Sheet ("Term Sheet") sets forth the principal elements that would be contained in definitive agreements between **Trxade Inc.** ("MEDS") and Better Choice Company, Inc. ("BTTR"), each a "Party" and collectively, the "Parties", relating to a potential acquisition by MEDS of Halo, Purely for Pets, Inc. ("HALO"). It is prepared and exchanged for discussion purposes only and does not constitute or reflect an offer, acceptance, or agreement of any kind. Neither this Term Sheet nor any related discussions shall create any obligation or right for either Party; such rights and obligations shall only arise out of written, definitive agreements that are mutually negotiated, executed, and delivered by both Parties, other than provisions contained in "No Shop Agreement", "Due Diligence" and "Governing Law" below, which shall be binding in accordance with their terms. This Term Sheet does not purport to contain or address all of the elements of a potential transaction, which would remain subject to various conditions, including management approval of each Party. Each Party may withdraw from and terminate discussions at any time.

SUMMARY	
Parties	**Trxade Inc** ("**MEDS**)**, Halo, Purely for Pets, Inc. ("**HALO**") and Better Choice Company, Inc. ("**BTTR**"), each individually a "**Party**", and collectively, the "**Parties**".
Consideration	MEDS would issue $11,228,402 in shares of its common stock (the "**Common Stock**") to BTTR to acquire all the outstanding equity interests of Halo. MEDS would assume all obligations and indebtedness secured by the assets of HALO, other than intercompany obligations of Halo to BTTR, which would be extinguished at the time of closing. The number of shares would be determined based on the VWAP of MEDS common stock for the 20-day period preceding the closing date. The Transaction would be structured in a mutually agreeable tax-efficient manner.
Financial Condition	Subject to due diligence, the proposed transaction terms are based on HALO having a target net working capital equal to the amount it has been maintaining over the 12 months immediately preceding the closing. There will be a dollar-for-dollar adjustment based on deviation from the working capital amount.
Registered Shares	It is anticipated that the common shares of MEDS to be issued to BTTR shall be registered for resale under the Securities Act of 1933, as amended or otherwise registered to permit BTTR to pay such shares out as a dividend to its stockholders. In the event that MEDS does not file a registration statement within the later of (i) 60 days following the closing of the transaction or (ii) 60 days following effectiveness of the pending proxy statement AND such registration statement is not declared effective within 90 days of such filing, MEDS shall issue an additional 10% of the shares issued at closing to BTTR.

Management	HALO management shall remain in place following the closing. .
Antitrust Approval	Parties to discuss relevant jurisdictions where antitrust approvals may be required.
Due Diligence	Both companies would conduct customary business, operational, financial, accounting, technical and legal due diligence reviews. The MEDS due diligence team shall be given full access to the accounting books and other business, technical and financial records, reports and documents of HALO, including corporate records and tax returns, and BTTR's due diligence team will be given reciprocal access. Such due diligence investigation will also include the inspection and examination of both companies' facilities. None of the information provided to the due diligence teams and the Parties shall be used by any of such persons or their affiliates or representatives other than for the evaluation of the other Party for purposes of the transaction; all such persons, and affiliates or representatives of such persons, shall be deemed to have material non-public information with respect to either Party and shall not purchase or sell any shares of either Party common stock from the date of this letter through the later of either (i) 24 hours after the time of announcement of the execution of the Parties' definitive transaction agreement or (ii) the date such material information becomes publicly available in BTTR and MEDS SEC filings. All due diligence information shall be held in confidence by such persons pursuant to the Confidentiality and Nondisclosure Agreement dated Sep 30, 2023, between BTTR and MEDS.
Definitive Agreements	The obligations of the parties would be subject to the execution of mutually acceptable definitive agreements, including a Merger Agreement, and other related documents. The Acquisition Agreement would contain customary terms for a transaction of this nature, including (i) closing conditions (as specified below under "*Closing Conditions*"), (ii) termination rights, (iii) representations and warranties and interim operating covenants, and (iv) customary provisions regarding best efforts to cause the closing to occur and to file, obtain clearance and mail MEDS's proxy statement (which would be included in a registration statement on Form S-4, if required), in each case as promptly as practicable after the execution of the Acquisition Agreement and to hold the MEDS and BTTR's shareholder meetings (to seek shareholder approval of the Acquisition Agreement, the Transaction and any other applicable items, including the authorization and issuance of preferred stock and approval of amendments to organizational documents, as necessary).
No Shop Agreement	Until the earlier to occur of (i) the execution of a definitive agreement or (ii) mutual agreement in writing of termination of discussions related to this Term Sheet or (iii) 90 days from the date of this Term Sheet, BTTR will not, directly or indirectly, cause nor permit any of its affiliates or any of its or their directors, employees, agents or representatives to (a) take any action to directly or indirectly solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity other than MEDS relating to the sale, issuance or merger of any capital stock of HALO or the acquisition, sale, lease, license or other disposition of HALO or any material part of the stock or assets of HALO, or (b) enter into any discussions, negotiations or execute any agreement related to any of the foregoing and

	shall notify MEDS promptly of any inquiries by any third parties in regards to the foregoing.
Governing Law	New York
Closing Conditions	The obligations of either party to consummate the Transaction would be subject to standard closing conditions for a transaction of this nature, including without limitation: • Completion of any required stock exchange and regulatory reviews, including the S-4 registration statement, if required, becoming effective; • Completion of (or irrevocable commitments to complete) any required Target financing transactions; • Customary bringdown of representations and warranties and covenants; • Receipt of any required regulatory approvals and expiration of any waiting periods under HSR or other applicable antitrust laws; • Approval by MEDS' shareholders of the Acquisition Agreement, the Transaction, and related matters (the "*MEDS Shareholder Approval*"); • Approval by BTTR's shareholders of the Acquisition Agreement, the Transaction, and related matters (the "*BTTR Shareholder Approval*"); • Receipt by BTTR of a favorable fairness opinion from an investment bank or other expert in such matters acceptable to the board of directors of BTTR that the proposed transaction is fair to BTTR and its shareholders from a financial point of view; and • Absence of a "material adverse effect" (to be defined in the Acquisition Agreement) following the date of signing the Acquisition Agreement.

Confidentiality	The existence and terms of this term sheet and the discussion related to the Transaction and the other transactions contemplated hereby are "Confidential Information" and MEDS and BTTR will keep confidential all information and materials regarding each other designated by the other party as confidential. The provisions of this section shall not apply to any information which is or shall become part of the public domain through no fault of either MEDS or BTTR subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. MEDS and Target agree that no public disclosure will be made of the existence of the proposed Transaction or the contents of this Term Sheet or any of its terms without first advising the other party (subject only to BTTR's obligations to furnish the Term Sheet to Alphia, Inc. in connection with Alphia, Inc.'s right of first refusal).
Good faith and Closing	Each Party mutually agrees to proceed in good faith to affect a transaction within a reasonable time, including announcement of the transactions contemplated hereunder and completion of a definitive merger agreement by November 1, 2023.
Expenses	Except as provided in any definitive transaction agreement entered into between the Parties, each Party and its stockholders will bear their own costs and expenses (including legal and accounting fees and expenses) incurred in connection with the transaction, whether or not the transaction is consummated, and any actions taken by either Party in reliance on this Indicative Proposal shall be at such Party's sole risk and expense.
Capitalization	MEDS has 1,247,169 shares of common stock outstanding as of August 10, 2023. It has 290 shares of Class C Convertible Preferred Stock outstanding, which converts on a variable rate into approximately 290,000 shares of common stock and an additional 306,855 shares of Series B Preferred Stock that converts into 30,685,500 shares of common stock upon effectiveness of the pending proxy.

Acknowledged and agreed to this __ day of October, 2023:

Trxade Inc By: ______________________ Name: Title:	**BETTER CHOICE COMPANY, INC.** By: ______________________ Name: Kent Cunningham Title: Chief Executive Officer

Exhibit "E"

Notice, dated October 29, 2023

From: David McLain <DMcLain@alphia.com>
Date: October 29, 2023 at 5:40:24 PM CDT
To: Mike Young <myoung@cottcap.com>
Cc: Heather Govea <HGovea@alphia.com>, "Lang, Christopher" <CLang@gibsondunn.com>
Subject: Notice of ROFR

Mike,

Please see this email as notice that Alphia retains it Right of Frist Refusal under our contract and is expecting to exercise this right.

Dave

Exhibit “F”

Demand Letter

MSF
Meister Seelig & Fein PLLC

Kevin Fritz
Partner
Direct (212) 655-3570
Fax (646) 539-3670
kaf@msf-law.com

March 12, 2024

Via FedEx and Email
Christopher Lang, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Email: CLang@gibsondunn.com

Re: Side Letter Agreement dated June 21, 2023 between Better Choice Company, Inc. and Alphia Inc. (the "Agreement")

Dear Mr. Lang:

Reference is made to the Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

We are litigation counsel for Better Choice Company, Inc. ("BTTR") and write to formally notify you that Alphia Inc. ("Alphia") materially breached its obligations under the Agreement, resulting in substantial damage to BTTR.

In mid-October 2023, BTTR notified Alphia that BTTR had received a proposal from a third-party buyer to sell its wholly owned subsidiary, Halo, Purely For Pets, Inc. ("Halo"), which transaction qualifies as a Fundamental Transaction under Section 1(a) of the Agreement. As such, Alphia had the right of first refusal ("ROFR") under Section 1 of the Agreement to effectuate such Fundamental Transaction, thereby prohibiting BTTR from engaging in such Fundamental Transaction with the third-party buyer. On October 29, 2023, BTTR received an email from David McLain of Alphia notifying BTTR of Alphia's intention to exercise its ROFR. Due to Alphia's exercise of the ROFR, BTTR informed the third-party buyer that it would be unable to complete the proposed Fundamental Transaction and terminated discussions with the third-party buyer.

Following Alphia's exercise of the ROFR, Alphia furnished BTTR with a letter of intent (the "LOI") describing Alphia's proposed terms to buy the assets of Halo (the "Halo Transaction") and the LOI was subsequently signed on or about November 28, 2023. Thereafter, a definitive asset purchase agreement (including disclosure schedules) was exchanged and negotiated between the parties. Definitive documentation related to the Halo Transaction was completed on or about January 17, 2024.

Pursuant to Section 1(b) of the Agreement, Alphia is required to consummate the Halo Transaction "as soon as practical after [Alphia's] delivery of a ROFR Notice, but in no event later

than 90 days thereafter." Alphia has failed and refused to close the Halo Transaction, and the period for Alphia's performance of its obligations has long since expired. Whether by design or otherwise, Alphia's action and inaction prevented BTTR from closing a transaction with a third-party which would have been valued at over $40 million at the time of closing.

BTTR stands ready to execute the Halo Transaction with Alphia. Demand is hereby made that Alphia execute definitive documents relating to the Halo Transaction by 5:00 p.m. (Eastern time) on Friday, March 15, 2024. If Alphia fails to cure its breach of the Agreement by such date and time, BTTR intends to pursue legal action to remedy Alphia's failure to perform its obligations and comply with all public disclosure requirements related thereto.

Nothing herein is a waiver of BTTR's rights and remedies whether pursuant to the Agreement, at law or in equity, all of which are expressly reserved.

Regards,

DocuSigned by:
Kevin R. Fritz
1C3E4BF2591046C...

Kevin Fritz

cc: David McLain (DMcLain@alphia.com)
Maude Brown (maud.brown@paipartners.com)
Winston Song (winston.song@paipartners.com)
Trevor Ryan (trevor.ryan@paipartners.com)
Tim Simonds (tim.simonds369@outlook.com)